                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                               MILES HOMES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
    (5) Total fee paid:
        ------------------------------------------------------------------------
/X/ Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
    (3) Filing Party:
        ------------------------------------------------------------------------
    (4) Date Filed:
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

                                                      PRELIMINARY PROXY MATERIAL
                                                      FOR INFORMATION OF THE
                                                      SECURITIES AND EXCHANGE
                                                      COMMISSION ONLY

                                MILES HOMES, INC.
                                 99 Realty Drive
                           Cheshire, Connecticut 06410
                           To Be Held November 7, 1996

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Miles Homes, Inc. ("MHI" or the "Company") will be held at the Hotel Plaza Athenee, 37 East 64th Street, New York, New York 10021 in the LE TRIANON Room on the 7th day of November, 1996, at 10:30 a.m., for the following purposes:

     1. to elect two Class II members and one Class III member of the Board of Directors;

     2. to consider and vote upon a proposal to change the name of the corporation from "Miles Homes, Inc." to "DeGeorge Financial Corporation";

     3. to consider and vote upon a proposal to ratify the selection of Price Waterhouse LLP, independent public accountants, as the auditors of the Company for the fiscal year ending December 31, 1996; and

     4. to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 1, 1996 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

     ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                   By Order of the Board of Directors



                                   Jonathan K. Dodge
                                   Vice President, Secretary
                                     and General Counsel

[mailing date], 1996

                                MILES HOMES, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held November 7, 1996

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of record of Miles Homes, Inc. ("MHI" or the "Company") as of October 1, 1996 in connection with the solicitation by the Board of Directors of MHI of proxies for the 1996 Annual Meeting of Stockholders of MHI (the "1996 Annual Meeting") to be held at the Hotel Plaza Athenee, 37 East 64th Street, New York, New York 10021 in the LE TRIANON Room, on the 7th day of November, 1996, at 10:30 a.m., or any adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement and enclosed form of proxy to stockholders is [mailing date], 1996. Costs of this solicitation are being borne by the Company.

     At the close of business on October 1, 1996, the Company had outstanding 10,810,193 shares of common stock, par value $.10 per share ("Common Stock"). The market value of the Common Stock as of the close of business on October 1, 1996 as reflected by the closing price of the Common Stock on the Nasdaq National Market System was $1.50 per share.

     Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders.

     If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by a written notice of revocation received by the person or persons named therein or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below.

                            1.  ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation (the "Certificate of Incorporation") as amended at the Annual Meeting of Stockholders held on October 13, 1994, and By-Laws (the "By-Laws") provide that the directors of the Company are to be classified into three classes, with the directors in each class serving for three-year terms and until their successors are elected, except that the initial term of the directors in Class II will expire at the 1996 Annual Meeting and the initial term of the director in Class III will expire at the Company's 1997 Annual Meeting of Stockholders.

     The Board of Directors has nominated Herbert L. Getzler and P. Peter Pascali, both of whom are currently members of the Board, for election as Class II Directors for a three-year term to expire at the Annual Meeting in 1999, or until their death or resignation or until their successors are duly elected and qualified. The Board of Directors has also nominated James G. Einloth, a member of management and a former member of the Board, for election as a Class III Director for a one-year term to expire at the Annual Meeting in 1997, or until his death or resignation or until his successor is duly elected and qualified. Information regarding the foregoing nominees, as well as the other persons who will continue to serve on the Board, is set forth below.

     A plurality of all votes cast at the 1996 Annual Meeting is required to
elect each nominee as a director.   The Board has no reason to believe that any
of the nominees will not serve if elected, but if any nominee should subsequently become unavailable to serve as a director, the persons named as proxies may, in their discretion, vote for a substitute nominee designated by the Board or, alternatively, the Board may reduce the number of directors to be elected.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED EXCEPT WHERE AUTHORITY TO DO SO HAS BEEN WITHHELD.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS -- TERM EXPIRES AT THE 1999 ANNUAL MEETING

HERBERT L. GETZLER

     Mr. Getzler, age 57, retired as an officer of the Company effective
August 1, 1996. He remains a director of the Company and its subsidiaries. Previously he had served with the Company, Miles Homes Services, Inc. ("Services"), Plymouth Capital Company, Inc. ("Plymouth") and Patwil Homes,
Inc. ("Patwil") in the following positions from the dates indicated to August
1, 1996:  Chief Financial Officer of the Company (November 1995); President
and Chief Operating Officer of Services (July 1990 to November 1994 and October
1995 to August 1, 1996) and the Company (July 1992 to May 1995);   President
(July 1991 to December 1994) of Plymouth; and President (August 1993 to November
1994) of Patwil.  He continues in the following positions:   Vice Chairman of
the Company and Services (March 1990); Vice Chairman (March 1991) of Plymouth; and Vice Chairman (August 1993) of Patwil. He also served in the following capacities with the affiliates of the Company named below since the dates indicated: Vice Chairman (October 1990), President and Chief Operating Officer (August 1991) of Milestar, Inc. until the merger of Milestar, Inc. into the Company on October 13, 1994; Vice President (May 1990 to August 1, 1996) and Vice Chairman (March 1991) of BNC Acquisition Corp. ("BNC"); and Vice Chairman (May 1990) of Star Services, Inc. of Delaware ("Star Services"). From 1985 to March 1990, Mr. Getzler was Chairman, President and Chief Executive
Officer of Magicorp, Ltd., a company which develops computer graphics software and serves computer graphics software users. Mr. Getzler has been a director since 1990.

P. PETER PASCALI

     Mr. Pascali, age 37, was appointed as a director of the Company in January 1993. Mr. Pascali is the President and Chief Financial Officer of Pyrogenesis, Inc. (formerly known as Pegasus Refractory Materials, Inc.), a research and development firm specializing in advanced materials. Since December 1990, Mr. Pascali has served as President of Phoenix & Associates, a New Jersey-based financial consulting firm which has previously performed consulting services for an affiliate of the Company. Prior to 1990, Mr. Pascali was an officer in the corporate banking divisions of The Bank of Nova Scotia and Westpac Banking Corporation in New York City.

NOMINEE FOR ELECTION AS CLASS III DIRECTOR -- TERM EXPIRES AT THE 1997 ANNUAL MEETING

JAMES G. EINLOTH

     James G. Einloth, age 51, has served as Executive Vice President of Patwil since June 1995. He is currently acting General Manager of DeGeorge/Florida. Mr. Einloth served as Vice Chairman, Vice President and Treasurer of the Company from June 1988 to December 1994 and Vice Chairman of Services and Plymouth from June 1988 to December 1994. Mr. Einloth has also served in the following capacities with the affiliates of the Company named below since the dates indicated: Vice President and Treasurer of Patwil (September 1993 to December
1994); Executive Vice President of Patwil (June 1995); Vice Chairman (November 1989 to December 1994) and Vice President and Treasurer (May 1990 to December
1994) of BNC; and Vice Chairman (May 1990), President and Chief Operating Officer (November 1991 to December 1994) of Star Services. For the period January 1987 until June 1988, Mr.

Einloth was self-employed as a consultant. Prior to January 1987, he was employed as general manager of Jos. T. Ryerson and Son, Inc., a subsidiary of Inland Steel Company.

CLASS I DIRECTOR -- TERM EXPIRES AT THE 1998 ANNUAL MEETING

JOHN H. WARREN

     Mr. Warren, age 54, has been a director of the Company since January, 1995. He has been an attorney in private practice in St. Croix, United States Virgin Islands (specializing in real estate and business) since 1987. From 1974 to 1987 he was an acquisitions attorney and the chairman of Roico, Inc.; vice chairman, Quantrex, Inc.; director, Ferguson Propeller, Inc. and Columbian Bronze, Ltd. From 1970 to 1974 Mr. Warren served as vice president and secretary of APL Corporation (NYSE). For the period 1968 to 1970 he was an associate with the New York law firm of Willkie, Farr and Gallagher. From 1966 to 1968 he was a special agent for the Federal Bureau of Investigation.

CLASS III DIRECTOR -- TERM EXPIRES AT THE 1997 ANNUAL MEETING

PETER R. DEGEORGE

     Mr. DeGeorge, age 49, has been director, Chairman of the Board and Chief Executive Officer of the Company since June 1988 and has also been a director and Chairman of the Board since 1988 of the Company's wholly-owned subsidiary, Services and of Services' wholly-owned subsidiary, Plymouth. Mr. DeGeorge has also served in such positions since August 1993 with another of the Company's wholly-owned subsidiaries, Patwil. Mr. DeGeorge is also serving as President of the Company (since May 1995) and Patwil (since June 1995). In addition, he has been Chairman of DeGeorge/Florida ("DeGeorge/Florida") since December 1994 and of DeGeorge Homes of New England, Inc. ("DeGeorge/New England") since January 1995. From June 1988 through June 1992, Mr. DeGeorge had previously served as President of the Company. He has also served in the following capacities with the affiliates of the Company named below since the dates indicated: Chairman and Chief Executive Officer of Milestar, Inc. from
October 1990 until the merger of Milestar, Inc. into the Company on October
13, 1994;  Chairman (November 1989), President and Chief Executive Officer
(May 1990) of BNC, the Company's parent and a corporation wholly-owned by Mr. DeGeorge; and Chairman (May 1990) of Star Services. From May 1990 to August 1993 he served as Chief Executive Officer of Star Services. For the period
July 1, 1987 until June 30, 1988, Mr. DeGeorge was a consultant and a private investor. Prior to July 1, 1987, Mr. DeGeorge was an Executive Vice
President of LPL Investment Group, Inc., a holding company engaged in the acquisition, restructuring and management of industrial and manufacturing businesses. Mr. DeGeorge has been a director since 1988.

     Mr. Edward Jepsen, formerly a director of the Company, resigned as a director in December 1994. His position was filled by Mr. Warren in January, 1995. Mr. Jeffrey Schactman, formerly vice president of Services in charge of marketing, resigned as an executive officer in April 1995. Mr. John Kobiliak, formerly vice president of finance and chief financial officer of the Company,
resigned as an executive officer in November 1995.    Mr. Robert E. Reiner,
formerly a director of the Company, resigned as an officer and director of the Company in January, 1996. His position on the Board will be filled by Mr. Einloth, if Mr. Einloth is elected at this meeting. Ms. Alison R.C. Sommers was vice president - finance of the Company from February 1996 until her resignation in September 1996.

     Each of Messrs. Pascali and Warren receives a monthly retainer. This monthly retainer was increased from $2,000 to $3,500 effective February 1, 1996. The other directors of the Company do not receive any compensation for their services as directors, although the By-Laws of the Company permit such compensation to be paid. It is anticipated that Herbert L. Getzler will commence receiving a $3,500 monthly retainer as an outside director effective January 1, 1997.

     During the calendar year ended December 31, 1995, the Board of Directors held six meetings. The Board of Directors also acted thirteen times by unanimous consent. The only standing committees of the Board of Directors are the Audit Committee, whose members are Messrs. Getzler, Pascali and Warren and the Compensation/Stock Option Committee, whose members are Messrs. Pascali and Warren. The Audit Committee periodically consults with the Company's management and independent public accountants on financial matters, including the Company's internal financial controls and procedures. The Audit Committee held one meeting in fiscal 1995. The Compensation/Stock Option Committee administers the Company's 1994 Stock Option and Restricted Stock Purchase Plan, including the granting of options to purchase Common Stock. The Compensation/Stock Option Committee also reviews and makes recommendations with respect to the salary and incentive compensation of the Chief Executive Officer and other executive officers of the Company, and certain other employees of the Company and its subsidiaries whose salaries are in excess of specified levels. During the fiscal year ended December 31, 1995, the Compensation/Stock Option Committee held two meetings.

     There are no family relationships among any of the directors or executive officers of the Company. None of the directors or nominees listed above is named as a party in any material legal proceedings in his capacity as a director or nominee. See "SEC Investigation."

     Except for Messrs. Fenske and Pascali, each of whom was absent from one Board of Directors meeting during the year, during the fiscal year ended December 31, 1995, all directors attended all meetings of the Board of Directors and all meetings of all committees of which they are members.

OTHER EXECUTIVE OFFICERS

Robert J. Belvin, age 54, has served with Services as a vice president since August 1993. He previously served as vice president of Patwil from September 1993 to December 1994. He has also served as a plant manager for Services from October 1992 to August 1993. From July 1991 to September 1992, he was vice president of operations of HQ Companies, Inc., a company which manufactures harvesting equipment. Prior to July 1991, he was director of operations of Beech-Nut Nutrition Corp., a manufacturer of baby food, cereals and juices and currently a subsidiary of Ralston Purina Company.

Salvatore A. Bucci, age 41, has served as chief accounting officer of the Company since August 1996 and as corporate controller of the Company since June 1996. He is also a vice president of Star Services since July 1996. From December 1995 to May 1996, he served as transition director for Services. Before joining Services, Mr. Bucci was chief financial officer of MHI, Ltd. (a corporation not affiliated with the Company), a privately held restaurant and lodging company, from September 1992 to November 1995. Previously, Mr. Bucci served First National Realty Associates, Inc., a publicly traded national real estate brokerage company, as vice president, financial services from October 1990 to July 1992 and as a private consultant during its conversion to public ownership from April 1990 to September 1990. Prior to 1990, Mr. Bucci held management positions in mortgage banking and real estate divisions of Merrill Lynch and was associated with the accounting firm of Coopers & Lybrand. Mr. Bucci is a certified public accountant.

James E. Fenske, age 53, has been employed by Services since 1970. He was a director of the Company from October 1994 to December 1995. He is currently Vice President and Treasurer of the Company (since August 1996), Senior Vice President (since April 1989) of Services, Senior Vice President of Plymouth (since February 1990), Treasurer of Services and Plymouth (since September 1989) and Vice President of Patwil (since September 1993). Mr. Fenske also served as Vice President and Chief Financial Officer of the Company from April 1989 to December 1994. He has also served in the capacity of Senior Vice President, Chief Financial Officer and Treasurer (June 1990) of Star Services.

V. Mikal Jackson, age 46, has served as vice president of administration for the Company since November 1995. He is also a vice president of Services and Plymouth. Before joining the Company, he was an officer and vice president of Franklin Bank


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


Corporation from October 1993 to October 1995. From December 1989 to September 1993, Mr. Jackson was a vice president of an operating unit of Sandy Corporation (a division of ADP), one of the country's largest training and development consulting firms working with a client base of domestic and international hotel corporations. Prior to that he was a corporate director of human resources/organization development with Marriott Corporation in Washington D.C. and Intercontinental Hotels Corporation based in London, England.

Paul E. Neal, age 53, has served as president of Plymouth Capital since December 1995. He is also a vice president of Services. For the period February 1993 to December 1995, Mr. Neal was president of Washington Square Mortgage Company, Inc., a nationwide mortgage banking company servicing over $4 billion of residential mortgage loans. From November 1991 to February 1993, Mr. Neal served as senior vice president of residential lending for Fortune Bank and was responsible for all operations pertaining to the origination and secondary marketing of residential mortgage loans. Previously, Mr. Neal served as business manager for wholesale mortgage lending and corporate relocation for Citibank Mortgage Corporation from 1988 to 1991.

Ronald L. Nyberg, age 58, has served as vice president of Patwil since September 1993 and of Services since 1976, with recent emphasis on developing international business. He served Services in various capacities from 1972 to the present, including as vice president since 1976. From 1970 to 1972, he was a real estate agent with Adams and Associates and was shop foreman at Lampert Homes from 1970 to 1971. From 1965 to 1970 he worked in Estimating, Production and Construction at Services serving as manager from 1967.

Jonathan K. Dodge, age 47, has served as Vice President, Secretary and General Counsel of the Company and Vice President and Assistant Secretary of Services and Plymouth since March, 1993. He has served as Vice President and Secretary of Patwil since September 1993. Mr. Dodge is also a Vice President of BNC and Star Services. Prior to March 1993, Mr. Dodge was affiliated with several law firms in senior capacities. From January to March 1993 he was of counsel to Schneck, Weltman, Hashmall & Mischel. From October 1990 to December 1992 he was a partner of Andrews & Kurth, L.L.P., a national law firm based in Houston, Texas. From February 1986 until October 1990 Mr. Dodge was first of counsel and then a partner in Ross & Korff and its predecessor law firms. Ross & Korff merged with Andrews & Kurth, L.L.P. in October 1990. While at Ross & Korff and its predecessor firms, Mr. Dodge represented Messrs. DeGeorge, Getzler and Einloth in their leveraged purchases of Services and Plymouth and of Star Services.

Alison R.C. Sommers, age 43, was Vice President - Finance of the


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


Company from February 1996 until her resignation in September 1996. She was also a vice president of Services and Plymouth. From 1989 until she joined the Company and currently, Ms. Sommers served and serves as president and chief executive officer of Carveth Porter Associates, Inc., a management consulting firm with clients throughout the United States. In this capacity, Ms. Sommers provided and provides financial advisory services and strategic guidance to emerging and turnaround businesses as well as institutional organizations with annual sales ranging upward to nearly $1 billion.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Except as set forth below, to the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission (the "Commission") for fiscal 1995 have been timely filed. In this regard, Messrs. Warren, Pascali, Getzler and Jackson each filed one late statement of beneficial ownership with the Commission in January, 1996, which should have been filed earlier. In addition, Mr. DeGeorge filed two late statements in January, 1996, which should have been filed earlier. Management believes that all such statements were current as of January 31, 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to (i) the beneficial holders of more than five percent of the Common Stock of the Company,
(ii) beneficial ownership by each officer, director and nominee and (iii) beneficial ownership by all directors and officers as a group, as of October 1, 1996 except as noted below.

                                                SHARES BENEFICIALLY OWNED
                                             -------------------------------
NAME AND ADDRESS                             NUMBER OF            PERCENT OF
OF BENEFICIAL OWNER                          SHARES (1)(2)          TOTAL
-------------------                          -------------        ----------

Peter R. DeGeorge (3)  ...............       5,418,570(3)           50.1%
c/o Miles Homes, Inc.
99 Realty Drive
Cheshire, Connecticut 06410

Herbert L. Getzler     ...............         465,000               4.3%
c/o Miles Homes, Inc.
99 Realty Drive
Cheshire, Connecticut 06410

James G. Einloth       ...............         279,000               2.6%
c/o Miles Homes, Inc.
99 Realty Drive
Cheshire, Connecticut 06410

Jonathan K. Dodge (4)  ...............         136,500(4)            1.3%
c/o Miles Homes Services, Inc.
591 Park Avenue
New York, New York 10021

P. Peter Pascali       ...............          10,000(5)             *
c/o Miles Homes, Inc.
99 Realty Drive
Cheshire, Connecticut 06410

John H. Warren         ...............          10,000(5)             *
c/o Miles Homes, Inc.
99 Realty Drive
Cheshire, Connecticut 06410

James E. Fenske        ...............          23,000(6)             *
c/o Miles Homes, Inc.
10801 Wayzata Blvd./Suite 120
Minnetonka, Minnesota 55305

All directors and
  officers as a group  ...............       6,342,070              58.7%

----------------------------

*  Less than 1% based on 10,810,193 outstanding

(1) Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all shares set forth in the table. The shares listed include (i) shares of Common Stock that may be acquired upon exercise of presently exercisable options, or options that will become exercisable within 60 days from the date hereof and (ii) shares of Common Stock issuable upon the exercise of presently exercisable rights to purchase shares of Common Stock.

(2) Not included in this table are options granted on December 14, 1995, to Messrs. DeGeorge, Getzler, Belvin, Neal, Dodge and Jackson for 385,850; 214,130; 93,100; 93,100; 46,550 and 46,550 shares of Common Stock, respectively, which do not vest unless the Company earns at least $8 million on a pretax basis for fiscal 1996 as determined by the Company's independent public accountants under generally accepted accounting principles. These options for Messrs. DeGeorge, Getzler and Dodge vest immediately upon satisfaction of the condition. The options of Messrs. Belvin, Neal and Jackson vest over a three year period.

(3) BNC Acquisition Corp. owns 4,475,744 shares of Common Stock. Mr. DeGeorge owns all of the capital stock of BNC and may be deemed to beneficially own the 4,475,744 shares of Common Stock beneficially owned by BNC. Mr. DeGeorge also owns (i) 347,826 shares of Common Stock as a result of the conversion of a working capital loan, (ii) 505,000 shares as a result of open market purchases and (iii) 90,000 shares acquired in a divorce settlement.

(4) Includes an option to purchase 67,000 shares of Common Stock acquired on July 18, 1994 and an option to purchase 50,000 shares of Common Stock acquired on December 12, 1994.

(5) On December 14, 1995, each of Messrs. Pascali and Warren received an option to purchase 10,000 shares of Common Stock for a period of ten years at an option price of $1.00 per share.

(6) Includes an option to purchase 20,000 shares of Common Stock acquired on December 14, 1995.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL

     The Company purchased the businesses of Services and Plymouth from Insilco Corporation ("Insilco") in June 1988. Another group of assets of Insilco, the Star Services division, was purchased by a special purpose corporation controlled by Peter R. DeGeorge on May 31, 1990. The division was reorganized as Star Services, a subsidiary of BNC. BNC dividended the stock of Star Services to Peter R. DeGeorge on October 2, 1995 and Star Services is now directly owned (and wholly-owned) by Mr. DeGeorge.

     BNC is currently the principal stockholder of the Company. Mr. DeGeorge holds his controlling interest in the Company through BNC, a corporation wholly-owned by him. Peter R. DeGeorge is the Chairman and Chief Executive Officer of BNC, Star Services and the Company. Certain other members of the Company's management are also officers and/or directors of these private corporations.
See "Management".

SEC INVESTIGATION

     On July 28, 1995, the Company received a subpoena from the Securities and Exchange Commission relating to an investigation of the Company, certain of its officers, directors, employees, affiliates and other persons or entities. The subpoena sought production of documents relating to transactions between the Company and its directors, officers, its major stockholder, BNC, and other related entities. BNC, its formerly wholly-owned subsidiary Star Services and others also received subpoenas. The Company has cooperated with the Commission, and has collected and produced documents in response to the subpoena. The Company had previously produced documents to the Commission in response to earlier requests from the Commission for voluntary production in connection with an informal inquiry. Depositions of officers and employees of the Company have been taken. The Company has received oral notice that the staff of the Commission is prepared to recommend charges against the Company and certain officers and directors of the Company concerning certain documents filed with the Commission which relate to fiscal 1994 and prior years and the Company is in the process of discussing these proposed charges with the Commission. The Company cannot predict the eventual outcome of these discussions.

TRANSACTIONS WITH STAR SERVICES

     The assets of Star Services consist principally of a portfolio of real estate, mortgages and related accounts receivable in the process of liquidation. Most of these assets were originally owned by the Miles Homes division of Insilco, but were not purchased as part of the original acquisition transaction in June 1988.

     The Company provides computer, data processing, account management, accounting and administrative services to Star Services. Certain employees of the Company also devote a portion of their time to the administration of Star Services' portfolio. Star Services has reimbursed the Company for these services and for a prorated share of such employees' salary and fringe benefits, pursuant to a services agreement, until July 31, 1994.

Star Services ceased to have any employees on December 31, 1993.

     During 1995 Star Services continued to have no employees and occupy no office space other than the space taken up by its files. The number of accounts being liquidated by Star Services has declined from a high of 2,352 in 1990 to 408 at December 31, 1994 to a total of only 168 at December 31, 1995. A significant percentage of Star Services' remaining active accounts were sold in a bulk sale during 1995. The amount of time devoted to Star Services by Miles Homes' employees has likewise diminished substantially to a relatively insignificant amount.

     During the first six months of 1994, Star Services significantly reduced the square footage of office space that it leased from the Company at the Company's corporate office in Plymouth, Minnesota and also called upon the Company to provide significantly less computer, data processing, account management, accounting and administrative services. Accordingly, during such six month period, Star Services was charged by the Company approximately $33,000 for the rental of such office space, approximately $413,000 for the use of certain personnel of the Company and approximately $33,000 for computer, telephone and related services. Beginning July 1, 1994, Star Services made only minimal use of office space at the Company's Plymouth, Minnesota corporate office and called upon the Company to provide only minimal services. Accordingly, beginning on such date, Star Services ceased to make any rental or other payments to the Company for office space or services. Star Services ceased to have any employees on December 31, 1993.

     Star Services has on several occasions advanced money to the Company on a short-term basis by making prepayments for rentals and services. $1.2 million of these advances were outstanding on December 31, 1993 and were paid in full in 1994. Prior to June 30, 1994, Star Services also reimbursed the Company, at cost, for telephone usage and, up to December 31, 1993, reimbursed, at cost, medical insurance coverage provided by the Company to Star Services' employees.

     In addition, until December 31, 1993, Star Services permitted the Company to use Star Services' offices located at 591 Park Avenue, New York, New York without charge. Beginning January 1, 1994, the Company agreed to reimburse Star Services at cost, or pay in lieu of rent, the expenses of such offices. The Company is paying all of the expenses for these offices, which totalled $236,000 and $241,000 in 1995 and 1994, respectively. The Company believes that the fair market value of the usage of the premises at 591 Park Avenue by the Company exceeds the expenses paid in lieu of rent, since a normal lease would include, in addition to operating expenses, some element of return on the capital invested in the building. The Company believes that the fair market value of the services provided by

Company personnel to Star Services is less than or equal to the bargain element of the use of Star Services' offices, and, accordingly, believes that the arrangements between the Company and Star Services are comparable to, or more favorable to the Company than, those that would be entered into by unaffiliated parties.

     As of November 8, 1995, Star Services, a corporation wholly-owned by Mr. DeGeorge, sold the property located at 591 Park Avenue to PRD Holdings, Inc., a Delaware corporation ("PRD") also wholly-owned by Mr. DeGeorge. By a lease dated as of November 16, 1995, Miles Homes leased the premises at 591 Park Avenue from PRD for a 15 year term commencing December 1, 1995 for a rental equal to the operating costs of the facility, plus the costs of any repairs or capital improvements to the facility. This arrangement of zero rent, other than the operating costs, repairs and capital improvements, is essentially the same terms as those that had existed between Miles Homes and Star Services. Miles Homes has undertaken roof repairs costing approximately $100,000 through September 30, 1996 and certain renovations and redecoration, anticipated to cost approximately $125,000. A change in control of Miles Homes constitutes an assignment under the lease to which PRD's consent is required.

     Both PRD and Star Services are wholly-owned by Peter DeGeorge. The Company believes that the bargain element of the lease between Miles Homes and PRD of 591 Park Avenue (which is essentially the same as the prior arrangement between Star Services and Miles Homes) should more than offset the fair market value of the services anticipated to be provided by Company personnel to Star Services in 1996.

     The property at 591 Park Avenue, in addition to serving as Mr. Dodge's principal office, Mr. Getzler's office in New York City and as accommodations in New York City for visiting Company personnel, also serves as a convenient place for meetings of the Company's Board of Directors and has been used for meetings with outside attorneys, accountants, stockholders, investment bankers, commercial bankers and marketing personnel. In addition, this location has been used for job interviewing, meetings with acquisition candidates and securities analysts and as a set for the filming of Miles Homes' infomercial currently in production.

TRANSACTIONS WITH BNC

     Prior to 1994, a portion of Mr. DeGeorge's compensation as Chief Executive Officer of the Company was paid in the form of a consulting fee to BNC. Such payments aggregated $265,419 in 1993. See "Management - Executive Compensation". Since 1994, Mr. DeGeorge's compensation has been paid directly to him by the Company.

     On occasion, the Company's in-house general counsel has also acted as counsel for BNC or one of its non-public affiliates such as Star Services. The fair value of such services was not material and was not in excess of $60,000 for 1994 or 1995. A portion of Mr. Dodge's salary was charged to Star Services in 1994. See "Transactions with Star Services" above.

     Such counsel briefly acted as counsel to Mr. Peter R. DeGeorge (in his capacity as Chief Executive Officer of the Company) in connection with document production in the SEC investigation referred to above. Mr. DeGeorge has since hired his own outside counsel in connection with such investigation. Since Mr. DeGeorge is covered by the broad indemnification provisions of the Company's certificate of incorporation and bylaws which, in substance, grant indemnification to the fullest extent permitted by Delaware law, he would normally be entitled to indemnification by the Company for the costs of counsel
representing him in the SEC investigation in most circumstances.   Mr. DeGeorge
would not be entitled to indemnification in connection with the SEC investigation if he was not acting in good faith or was not acting in a manner he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

     In January 1990, while the Company was still privately held, the Company built a house for Mr. Craig Scalzo, the then brother-in-law of Mr. Peter R. DeGeorge, Chairman and Chief Executive Officer of the Company, with a purchase price of $219,000. Mr. Scalzo paid part of the purchase price in the form of a trade-in of his prior residence, a condominium located at 31 Currier Way #55, Cheshire, Connecticut (the "Currier Way Condo"). Mr. Scalzo received a credit against the purchase price of his new home of $123,000 for the Currier Way Condo. Management believes that $123,000 was the fair market value of the Currier Way Condo at that time. Approximately two years later, in December of 1991, prior to the Company's initial public offering, the Company sold the Currier Way Condo to Jane Dunn, the then sister-in-law of Mr. Peter R. DeGeorge, at a price of $78,000, which management believes equalled or exceeded the fair market value of that property at that time, taking into consideration the avoidance of a six per cent real estate commission which would otherwise have been payable in a sale to an unrelated third party.

     When Star Services was purchased from Insilco in 1990, one of the assets purchased was 108,653 shares of 12-1/2% Cumulative Preferred Stock, par value $100 per share, of the predecessor of Services which had been issued to Insilco at the time of the initial purchase of the assets of Services from Insilco.
This preferred stock was transferred from Star Services to BNC by dividend. Immediately preceding the Company's initial public offering in December 1992, cash dividends declared and payable to BNC by virtue of this preferred stock were converted into a note payable by the Company to BNC in the principal amount of $1,496,601. This was done by BNC in order to facilitate the Company's initial public offering. The note was originally due on June 30. 1994 but was extended to October 31, 1994, and bore interest at the rate of 6% per annum. BNC agreed to extend the maturity of the note for a second time in order to facilitate the Company's bond offering which closed in April of 1994. The note was paid at its extended maturity.

     On September 23, 1993, the Company obtained a $2.0 million loan from Mr. Peter R. DeGeorge, the Company's Chairman, Chief Executive Officer and principal stockholder. The principal of this loan was converted into 347,826 shares of Common Stock on December 30, 1993, at the closing price of the Common Stock on the NASDAQ National Market tier of the NASDAQ Stock Market-sm- on that date of $5.75 per share. Unpaid interest on this loan continued to accrue interest at 9% per annum (the original interest rate of the loan) until such interest was paid in full on October 26, 1994.

     On January 14, 1994, the Company borrowed $3.4 million from Mr. DeGeorge to repay the amount then outstanding under a bank loan which had been assumed in connection with the acquisition of Patwil. This loan from Mr. DeGeorge bore interest at the rate of 11% per annum and matured on July 14, 1994. This loan was repaid from the proceeds of Services' sale of 12% Senior Notes due 2001.

     On May 9, 1994 Services purchased a condominium in Cheshire, Connecticut that was subsequently transferred to the Company. Total capitalized costs including purchase price, real estate commissions, furniture and capital improvements totalled $405,217. The Company rented the property to Mr. Peter R. DeGeorge, Chairman and Chief Executive Officer of the Company, for $2,500 per month or a total of $30,000 for 1995 and $17,500 for the period June to December 1994. Mr. DeGeorge paid monthly rent on this property until the end of September, 1996, when he moved out. Taxes and utilities on this property are paid by the Company. Mr. DeGeorge, who is a resident of Florida, works regularly in the Company's offices in Connecticut. The Company provided this condominium as an accommodation to him when he was working in Cheshire, Connecticut.

     On July 26, 1994, Mr. Herbert L. Getzler, Vice Chairman and President of the Company, sold a condominium in Jupiter, Florida to Patwil (later transferred to MHI) for use by DeGeorge/Florida. The purchase price of $120,000 was lower than the price subsequently paid for any comparable unit in the same complex through April 1995. The purchase price was the same as the price which Mr. Getzler had paid to an unrelated party for the property on March 31, 1994. The Company considers the price to be fair market value.

LOANS TO MESSRS. GETZLER AND EINLOTH

     On December 30, 1994, Messrs. Herbert L. Getzler and James G. Einloth borrowed $154,835 and $106,480, respectively, from the Company to pay the taxes on restricted Common Stock purchased by them on December 23, 1994 at a discount. Each of Messrs. Getzler and Einloth gave the Company a note for the amount borrowed, secured by the certificates for the stock purchased. These notes were payable upon demand and bore interest at the rate of 10% per annum. See "Cancellation of Options and Restricted Stock Purchase." These notes have since been paid with the proceeds of additional borrowings, as described below.

     On January 3, 1995, Mr. Herbert L. Getzler borrowed $160,000 from Services to meet margin calls on his Common Stock. This loan was embodied in a note, bearing interest at the rate of 10% per annum and payable upon demand. This note has since been paid with the proceeds of additional borrowings, as described below.

     On April 11, 1996, Herbert L. Getzler, then Vice Chairman of the Board of Directors and Chief Financial Officer of the Company, borrowed approximately $608,000 from the Company. This amount was used to repay (i) approximately $154,000 borrowed from the Company by Mr. Getzler on December 30, 1994, to pay taxes on restricted Common Stock purchased by him on December 23, 1994, at a discount plus interest of approximately $20,000 on that amount, (ii) a loan by the Company to Mr. Getzler of $160,000 made on January 3, 1995, to meet margin calls on his Common Stock plus interest on that amount of approximately $20,000, and (iii) a loan from Peter R. DeGeorge, Chairman and Chief Executive Officer of the Company, to Mr. Getzler of $200,000 made on December 3, 1992 plus interest on that amount at 7% per annum totaling approximately $52,000.

     Also, on April 11, 1996, James G. Einloth, Executive Vice President of Patwil, borrowed approximately $309,000 from the Company. This amount was used to repay (i) approximately $106,000 borrowed from the Company by Mr. Einloth on December 30, 1994, to pay taxes on restricted Common Stock purchased by him on December 23, 1994, at a discount plus interest of approximately $14,000 on that amount, and (ii) a loan from Mr. DeGeorge to Mr. Einloth of $150,000 made on December 3, 1992, plus interest on that amount at 7% per annum totalling approximately $39,000.

     These 1996 loans to Messrs. Getzler and Einloth as described above will be secured by 303,752 shares of Common Stock, in the case of Mr. Getzler, and 154,727 shares of Common Stock, in the case of Mr. Einloth. The notes are demand notes and bear interest at the rate of 10% per annum. Interest accrues and is payable on the date the outstanding principal balance is paid. These notes are non-recourse to the individuals involved, except for the stock to be pledged as security. There is no prepayment penalty on these notes.

OTHER TRANSACTIONS INVOLVING DIRECTORS AND OFFICERS

     On April 22, 1995, Services first televised an infomercial in a selected market featuring Charles Remington, the "Fat Loss Coach" selling a customized diet and exercise plan. Pursuant to an agreement dated as of May 17, 1995, 40% of the net profits from this venture will be paid to Mr. Remington and 60% to Services after all costs have been recouped. Those costs (net of revenue generated) as of December 31, 1995 totalled approximately $873,100. This venture was originally a project of DeGeorge Sports, Inc., a Delaware corporation ("Sports") which was then a wholly-owned subsidiary of BNC, which undertook it, in part, to familiarize itself with direct response marketing, with the objective of utilizing this medium for the marketing of the Company's products. The initial costs of filming the infomercial were funded by a loan from Services to Sports. No term or interest rate was specified. The oral arrangement surrounding this loan provided for a personal guarantee of the loan by Mr. DeGeorge. In addition, during 1994, Mr. DeGeorge deferred gross compensation of $240,500. At year end 1994, the Sports bills paid by Services totalled approximately $124,000. Mr. DeGeorge's deferred compensation amount was paid in January, 1995 at which time BNC determined to transfer all of its interest in Sports (and thus the venture) to Services for a nominal consideration. The transfer was delayed because the then outstanding loan agreement between BT Commercial Corporation and Services prohibited the formation or acquisition of new subsidiaries. The transfer was completed on May 17, 1995. Mr. DeGeorge's oral guarantee terminated upon the transfer. As of May, 1996, Sports signed an agreement with a corporation experienced in the infomercial business to manage this business for a royalty equal to 5% of sales until Sports has received $350,000; then 3% of sales until Sports has received an additional $350,000; then 1% of sales until the end of the license agreement.

     The "Fat Loss Coach" venture was undertaken, in part, to educate Company management about infomercial production and direct marketing. In part because of what was learned from this venture, MHI is producing an infomercial of its own to market its products.

     Services has, and continues to, sponsor certain amateur athletes (some of whom are or were employees of the Company or its subsidiaries) who compete in biathlon or triathlon events, by reimbursing travel and equipment expenses. In the past certain professional athletes were also given small stipends, although that is no longer the case. These athletes wear Miles Homes' or

DeGeorge Homes' logos and this sponsorship is a promotional venture for the Company. Mr. Peter DeGeorge and his former wife also competed in some races and received reimbursements for equipment and entrance fees. These amounts for Mr. DeGeorge and his former wife, totalling $7,271 for 1994, $4,239 in 1995, and $1,124 through August 31, 1996, have been included in computing Mr. DeGeorge's compensation reported herein. Expenses for sponsorships have been shared with Star Services, and have totalled for the Company approximately $0 in 1993, $250,000 in 1994, $39,600 in 1995 and $51,300 through August 31, 1996 and for
Star Services approximately $182,000 in 1993, $45,000 in 1994, $0 in 1995 and $0 through August 31, 1996. The allocation between Star Services and the Company of these expenses was done by Mr. DeGeorge based upon what he considered appropriate at the time and the relative benefits to Star Services, himself and the Company.

     On January 12, 1996, the Company acquired a one-half interest in a jet aircraft for a total purchase price of $1.5 million. To date, the principal user of this aircraft from the Company has been Mr. DeGeorge, who has used it primarily to travel from Connecticut to Florida, where the Company maintains operations. On occasion when Mr. DeGeorge used the plane for personal travel, the Company's cost for such usage was charged to Mr. DeGeorge as income. Charter revenues from the aircraft have partially offset operating costs.

     Mr. DeGeorge's son, who is a college student, had a summer job with the Company in 1996 as an analyst, continues to work for the Company on a part-time basis and has the use of a company car.

     In 1995 Mr. DeGeorge gave a Jeep motor vehicle to DeGeorge Homes of Florida free of charge. The vehicle is now being used by Mr. DeGeorge in Connecticut.

     On August 1, 1996, Mr. Getzler retired from his day-to-day managerial duties for personal health reasons. In connection with the retirement of Mr. Getzler, the Company agreed to pay to Mr. Getzler $350,000 in severance, payable in biweekly installments, over the period from August 1, 1996 to December 31, 1996.

SPLIT-DOLLAR LIFE INSURANCE POLICY

     During 1992, the Company entered into a "split-dollar" life insurance agreement with Mr. DeGeorge and a trust established by him, pursuant to which the Company has assisted in purchasing a survivorship insurance policy on the lives of Mr. DeGeorge and his former spouse in the amount of $21.8 million. Should Mr. DeGeorge remarry, the policy would be a survivorship policy on him and his new spouse. The owner and beneficiary of the policy is a trust, of which Mr. DeGeorge's descendants are beneficiaries. The trust reimburses the Company for a minor portion of the premiums on such policy. Upon demand, the Company is entitled to receive the lesser of (a) the cash surrender value of the policy at such time, or (b) the total of premiums theretofore paid on the policy by the Company, reduced by any other amounts previously received by the Company under the agreement. In the event of the death of the survivor of Mr. DeGeorge and his former spouse while the agreement is in effect, the Company will be entitled to receive from the policy proceeds an amount equal to the premiums paid by the Company, reduced by any other amounts previously received by the Company under the agreement. The balance of the proceeds will be paid to the trust, which will use such proceeds to purchase shares of Common Stock held by the estate of Mr. DeGeorge. The annual premium of approximately $145,000, was paid in May 1994, 1995 and 1996 by the Company.

     In addition, the Company maintains a term insurance policy on the life of Mr. DeGeorge in the amount of $5 million. The owner and beneficiary of the policy is the above-described trust for the benefit of Mr. DeGeorge's descendants. Should Mr. DeGeorge predecease his former spouse, the term insurance would be paid to the trust, which would use the proceeds to purchase shares of Common Stock held by the estate of Mr. DeGeorge. The annual premium for this term insurance policy increases annually and was $7,150 in 1993, $8,850 in 1994, $10,700 in 1995 and is scheduled to be $13,300 in 1996. The size of the term insurance policy reflects the diminished value of the Common Stock.

     Since the premium expense of the survivorship policy is offset against its increasing cash surrender value, to which the Company is entitled, the charge to the Company's earnings on account of this arrangement was $72,411 for 1993. For the years ended December 31, 1994 and 1995, income of $7,381 and $6,863, respectively, was recognized which represents the excess of the cash surrender value over the premiums paid. For future years, a modest net benefit to earnings is anticipated from the survivorship policy, as the cash surrender value increases at a greater rate per annum than the annual premium, reduced or offset by the increasing cost of the term policy.

GOZZO LITIGATION

     DeGeorge/Florida paid the legal fees to defend Mr. Peter R. DeGeorge, Chairman and Chief Executive Officer of the Company, in a lawsuit in federal court against Mr. DeGeorge by a local Florida custom builder (GOZZO V. DEGEORGE, S.D. FLA.). The builder alleged that the plans for Mr. DeGeorge's house in Jupiter, Florida were really a product of the builder's architect rather than Mr. DeGeorge's architect. Mr. DeGeorge had intended to use his uniquely designed home as an advertisement for

DeGeorge/Florida and, to that end, had interviewed local custom builders. In his discussions with the plaintiff builder, Mr. DeGeorge had revealed his business plans to develop the custom home building business of DeGeorge/Florida in the area. In management's opinion, the pendency of this lawsuit and the local publicity associated with it have prevented DeGeorge/Florida from using Mr. DeGeorge's unique and dramatic home as a showplace and have delayed DeGeorge/Florida's entry into the luxury custom home building business in that area. The builder's claim for lost profits (Mr. DeGeorge used another builder to construct his home) was rejected by the court on the grounds that the builder had no contract or agreement with Mr. DeGeorge. This action was settled with no payment by Mr. DeGeorge. The Company's Board of Directors has determined that the defense of this action was a legitimate corporate expense of DeGeorge/Florida.

     On June 30, 1995, Mr. DeGeorge and DeGeorge/Florida initiated a Florida state court action against Mr. Gregory Gozzo and his related companies stating claims for tortious interference and unfair trade practices. On January 5, 1996, Mr. Gozzo filed a counterclaim alleging unjust enrichment, fraud, QUANTUM MERUIT, and theft of trade secrets. The parties to this action have commenced settlement discussions. The costs of the Florida state court lawsuit are also being borne by DeGeorge/Florida. The expenses for both the federal and state actions totalled approximately $79,800 in 1994, $132,000 in 1995 and $1,300 to August 31, 1996.


                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information as to the Chief Executive Officer and the four highest paid executive officers of the Company for each of the years ended December 31, 1995, 1994 and 1993.

                                                                           Long-Term
                                   Annual Compensation                   Compensation
                            -------------------------------         ----------------------
                                                                            Awards
                                                                    ----------------------
  (a)            (b)          (c)          (d)         (e)            (f)            (g)               (h)
 -----          -----        -----        -----       -----          -----          -----             -----
                                                      Other          Res-          Secur-              All
                                                     Annual         tricted         ities             Other
Name and                                             Compen-         Stock         Under-            Compen-
Principal                   Salary        Bonus      sation          Award          lying            sation
Position        Year          ($)          ($)         ($)            ($)          Options             ($)
--------        ----        ------        -----      -------        -------        -------           -------
Peter R.        1995        709,615(2)      0         84,701(1)                    325,850         10,700(3)
DeGeorge,
Chairman
of the          1994        207,615         0        102,589(1)                                     8,850(3)
Board and
Chief
Executive       1993              0         0         11,398                                      352,561(2)(3)
Officer(1)

Herbert L.      1995        345,844         0         17,470                       214,130              0
Getzler,        1994        330,385    36,048(4)     405,378                                            0
Vice            1993        202,061         0          9,876                       425,000(7)           0
Chairman

Jonathan        1995        150,000         0          8,240                        46,550              0
K. Dodge,
Vice            1994        150,388         0          5,517                        50,000              0
President,
Secretary
and             1993        132,296         0            680                        67,000(7)           0
General
Counsel(5)

Robert          1995        141,827         0          7,766                       117,720(6)           0
E.
Reiner(6),
Former          1994        125,000    20,000          6,187                                            0
Executive
Vice
President       1993        124,206         0         12,947                                            0
of
Services

James G.        1995        120,769         0          6,733                                            0
Einloth,
Executive       1994        134,601    24,079(4)     239,125                                            0
Vice
President       1993        153,153         0          9,641                       255,000(7)           0
of Patwil

-----------------------------

(1) Includes legal fees paid by the Company for estate planning services of $1,395 for the year ended December 31, 1994, and triathlon and biathlon racing team reimbursements of $4,239 and $7,271 for the years ended December 31, 1995 and 1994, respectively, paid to Mr. DeGeorge and to his former spouse during the period of their marriage. Mr. DeGeorge has elected to include the racing team reimbursements in his compensation, notwithstanding the fact that these expenses could be considered legitimate promotional expenses for the benefit of the Company. The Company pays Mr. DeGeorge's credit card bills and credits the amounts paid to compensation or business expense according to the allocation provided by Mr. DeGeorge.

(2) Includes $265,419 of consulting fees paid to BNC, the principal stockholder of the Company, for the year ended December 31, 1993. BNC is wholly-owned by Mr. DeGeorge. Beginning in 1994, consulting fees were no longer paid to BNC and Mr. DeGeorge commenced receiving a salary. In 1994 Mr. DeGeorge was paid salary of $207,615 and in 1995 Mr. DeGeorge received salary of $709,615, of which $240,500 was payment of salary accrued at December 31, 1994.

(3) Includes the actual expense recognized by the Company for the split-dollar life insurance policy on the life of Mr. DeGeorge and his former spouse for the year ended December 31, 1993, which was $72,411 representing the excess of the premiums paid by the Company for coverage during 1993 over the cash surrender value of the policy as of December 31, 1993. For the years ended December 31, 1995 and 1994, income of $6,863 and $7,381, respectively, was recognized which represents the excess cash surrender value over the premiums paid. Since no expense was recognized by the Company in 1995 and 1994, no amount is shown as compensation in the above table for 1995 or 1994 relating to this life insurance policy. The actual premiums paid by the Company for this policy during 1995, 1994 and 1993 were $145,000, $145,000 and $146,000, respectively. In addition, the Company paid $13,688 of legal costs related to revisions of the split-dollar life insurance policy. The amounts shown in the above table also include premiums paid by the Company on a $5 million term insurance policy on the life of Mr. DeGeorge which totalled $10,700; $8,850 and $7,150 for the years 1995, 1994 and 1993, respectively. The amounts included in Mr. DeGeorge's W-2 as income relative to the split-dollar insurance policy, computed in accordance with the regulations of the Internal Revenue Service were $936; $815 and $710 in 1995, 1994 and 1993, respectively. See "Certain Relationships and Related Transactions - Split-Dollar Life Insurance Policy" above.

(4)  See "Cancellation of Options and Restricted Stock Purchase" below.

(5) Pursuant to a letter, dated January 15, 1993, between the Company and Mr. Dodge, upon the commencement of Mr. Dodge's employment with the Company on March 1, 1993, Mr. Dodge acquired the right to receive an aggregate 100,000 shares of Common Stock, with one third of such aggregate number of shares of Common Stock being issuable as a bonus to Mr. Dodge on March 1 of each of 1994, 1995 and 1996, subject to Mr. Dodge's continued employment by the Company through the one-year period ending on each of such dates. Due to adverse tax and accounting consequences stemming from this arrangement, Mr. Dodge agreed on December 12, 1994 to relinquish a prior grant of 33,333 shares of Common Stock to the Company in exchange for an incentive stock option for 50,000 shares of Common Stock. Negotiations are continuing concerning a restructuring of this arrangement.

(6) Mr. Reiner resigned as a director and executive officer of the Company in January, 1996. The options granted to him on December 14, 1995, automatically lapsed as a result.

(7) These options were repriced on July 18, 1994 and, in the case of Messrs. Getzler and Einloth, were later surrendered pursuant to actions of the Stock Option Committee on December 12, 1994. See "Ten Year Option Repricings" below.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth the number of options granted and the estimated exercisable value for the named executive officers during the fiscal year ended December 31, 1995.

                                                                              Potential
                                                                              Realizable
                                                                              Value at
                                                                              Assumed Annual
                                                                              Rates of Stock
                                                                              Price
                                                                              Appreciation for
                             Individual Grants                                Option Term (2)
--------------------------------------------------------------------------    ----------------
                  Number
                    of          % of Total
                Securities        Options
                Underlying      Granted to      Exercise
                  Options        Employees       or Base      Expir-
                  Granted        in Fiscal        Price        ation
  Name              (#)            Year          ($/Sh)        Date            5%($)         10%($)
  ----          -----------     ----------      --------      ------           -----         ------
Peter R.
DeGeorge          325,850(1)       33,4%          $1.00       12/14/05        204,925        519,321

Herbert
L. Getzler(2)     214,130(1)       21.9%          $1.00       12/14/05        134,665        341,268

Jonathan
K. Dodge           46,550(1)        4.8%          $1.00       12/14/05         29,275         74,189

Robert E.
Reiner            117,720(1)(3)    12.1%          $1.00       12/14/05         74,033        187.615

James G.
Einloth(2)              0

--------------

(1) These options vest over a three year period, one-third each year (rounded down to the nearest whole share in the first and second years), subject to tenure and meeting certain performance criteria to be established by management at the beginning of each year, except that the options of Messrs. DeGeorge, Getzler and Dodge vest immediately. The vesting criterion for 1996 is the earning by the Company of at least $8 million on a pre-tax basis for the year as determined by the Company's independent public accountants under generally accepted accounting principles.

(2) The assumed prices per share for purposes of these hypothetical calculations were $1.63 and $2.59 per share assuming 5% and 10% appreciation, respectively, from December 14, 1995.

(3) Mr. Reiner resigned as a director and executive officer of the Company in January, 1996. The options granted to him on December 14, 1995, automatically lapsed as a result.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                        AND FISCAL YEAR END OPTION VALUES

(a)           (b)            (c)       (d)                (e)
                                       Number of
                                       Securities      Value of
                                       Underlying      Unexercised
                                       Unexercised     In-the-Money
                                       Options at      Options at
            Shares                     Fiscal Year     Fiscal Year
           Acquired                    End (#)         End ($)
              on            Value
           Exercise       Realized     Exercisable/    Exercisable/
Name          (#)            ($)       Unexercisable   Unexercisable
----         -----          -----      -------------   -------------
Peter R.
DeGeorge       0              0         0/325,850      0/162,925

Herbert L.
Getzler        0              0         0/214,130      0/107,065

Jonathan K.
Dodge          0              0       117,000/46,550   0/23,275

Robert E.
Reiner         0              0         0                   0

James G.
Einloth        0              0         0                   0

CANCELLATION OF OPTIONS AND RESTRICTED STOCK PURCHASE

     In November 1992, the Company's stockholders approved the 1992 stock option plan (the "Stock Option Plan") and 810,000 shares of Common Stock were reserved for issuance under the Stock Option Plan. On April 29, 1993, the Stock Option Committee of the Board of Directors of the Company granted options to purchase 425,000, 255,000 and 67,000 shares to Messrs. Getzler, Einloth and Dodge, respectively, at an exercise price of $6 15/16 per share. On June 24, 1993, the Stock Option Committee of the Board of Directors of the Company granted options to purchase 63,000 shares of Common Stock to certain key employees of the Company at an exercise price of $6 7/8 per share. On July 18, 1994, the Stock Option Committee of the Board of Directors of the Company approved the surrender of all outstanding stock options to the Company in exchange for new options for the same number of shares at an exercise price of $3.50 per share, which was the closing price on that date. The Stock Option Committee felt that with the market price of the Common Stock so far below the exercise prices of outstanding options, such options no longer offered any meaningful incentive to the optionees.

     On October 13, 1994, the Company's stockholders approved the Miles Homes, Inc. 1994 Stock Option and Restricted Stock Plan (the "1994 Plan") and 1,000,000 additional shares of Common Stock (in addition to the 810,000 shares already reserved) were reserved for issuance under the 1994 Plan. On December 12, 1994, the Stock Option Committee of the Board of Directors authorized the surrender by Messrs. Getzler and Einloth of the options held by them (for 425,000 and 255,000 shares, respectively, of Common Stock) in exchange for rights to purchase 212,500 and 127,500 shares, respectively, of Common Stock at a price of $.10 per share. The Company granted a bonus to each of Messrs. Getzler and Einloth equal to the purchase price of such shares ($36,048 for Mr. Getzler and $24,079 for Mr. Einloth) and such shares were purchased on December 23, 1994. This bargain purchase transaction created taxable income for Messrs. Getzler and Einloth equal to the difference between the price they paid for the shares ($.10 per share) and the fair market value of the shares on the purchase date ($637,500). The Company has paid the taxes on this income and each of Messrs. Getzler and Einloth have given the Company a personal note ($154,835 for Mr. Getzler and $106,480 for Mr. Einloth) for the amount of taxes paid on his behalf by the Company, secured by the stock purchased, payable on demand and bearing interest at 10% per annum. See "Loans to Messrs. Getzler and Einloth" above.

                           TEN YEAR OPTION REPRICINGS

(a)    (b)       (c)        (d)        (e)      (f)        (g)

                                                        Length of
                                                        Original
              Number of  Market                         Option
              Securities Price of   Exercise            Term
              Underlying Stock at   Price at   New      Remaining
              Options    Time of    Time of   Exercise  at
              Repriced   Repricing  Repricing  Price    Date of
Name   Date    (#)        ($)          ($)        ($)   Repricing
----   ----   --------   ---------  ---------  -------  ---------

Peter
R.
DeGeorge        N/A

Herbert
L.
Getzler (1)     N/A

Jonathan
K.
Dodge   7/18/94  67,000   $3.50     $6 15/16   $3.50    4/29/98

Robert
E.
Reiner          N/A

James
G.
Einloth (1)     N/A

---------------

(1) The options repriced on July 18, 1994 of Messrs. Getzler and Einloth were later surrendered pursuant to actions of the Stock Option Committee on December 12, 1994. Accordingly, no net options were repriced during 1994 for Messrs. Getzler and Einloth and none are indicated above.

EMPLOYMENT AGREEMENTS

     A letter, dated January 15, 1993 from the Company to Mr. Dodge provides for Mr. Dodge's annual salary compensation and also provides that Mr. Dodge has the right to receive 100,000 restricted shares of Common Stock, the issuance of which was subject to certain vesting requirements over the three year period commencing March 1, 1993. This agreement was modified in 1994 and the initial grant of 33,333 shares was rescinded and an option for 50,000 shares of Common Stock at $2.00 per share was substituted for such grant. Further modifications to this arrangement are currently being negotiated.

                        REPORT ON EXECUTIVE COMPENSATION

     Material issues relating to executive officer compensation are addressed by the Board of Director's Compensation Committee and Stock Option Committee. The Compensation Committee, which is comprised of Messrs. Pascali and Warren, reviews and approves management recommendations for base salary and incentive compensation plans for all executive officers and selected senior executives for final approval by the Board of Directors. The Stock Option Committee, which consists of Messrs. Pascali and Warren, reviews and approves management recommendations for stock option plan participation levels for all executive officers and selected senior executives. This report is submitted jointly by the Compensation Committee and the Stock Option Committee.

     The components of the Company's executive compensation program consist of base salaries, bonuses and stock options. The Company's compensation program is intended to provide executive officers with overall levels of compensation opportunity that are competitive within the housing industry, as well as within a broader spectrum of companies of comparable size and complexity. The Company's compensation program is administered to support the Company's business mission and generate favorable returns for its stockholders.

     BASE SALARY AND BONUS. Each executive officer's base salary and bonus are derived from a review of industry and competitive labor markets for executive officer services. Other factors in formulating base salary and bonus recommendations include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities, the performance of the particular executive's business unit in relation to established strategic plans, the Company's operating budget for the year and the overall performance of the Company.

     STOCK OPTION AWARDS. The Company maintains stock option plans that are designed to align executive officers' and stockholders' interests in the enhancement of stockholder value. In formulating recommendations for stock option awards, the Stock Option Committee evaluates the Company's overall financial performance for the year, the desirability of long-term service from an executive and the number of options held by other executives in the Company with the same, more and less responsibility than the executive at issue.

     CEO COMPENSATION. Compensation for Mr. DeGeorge, the Company's Chairman of the Board and Chief Executive Officer, is based upon the same criteria used for executive officers generally, including a review of chief executive compensation of comparable companies.


                              P. Peter Pascali

                              John H. Warren



                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative stockholder returns on the Company's Common Stock, the Nasdaq Composite Index and the capital stock of a representative group of three companies, in each case from the date that trading commenced in the Company's Common Stock on December 3, 1992, through February 29, 1996. The values presented for each investment are based upon share price appreciation plus re-invested dividends, and assume an initial investment of $100.

                                     [GRAPH]

                    Dec. 3, 1992  Dec. 31, 1992   Dec. 31, 1993  Dec. 31, 1994  Dec. 31, 1995  Feb. 29, 1996
                    ------------  -------------   -------------  ------------- --------------  -------------
Miles Homes, Inc.      $100.00        $125.42        $ 81.36        $ 28.81        $ 20.34        $ 27.12
Peer Group             $100.00        $109.67        $123.95        $102.93        $161.54        $160.35
NASDAQ Stk Mkt         $100.00        $102.56        $123.02        $129.17        $167.54        $175.10

The Peer Group of companies consists of Clayton Homes, Inc. Fleetwood Enterprises, Inc and Oakwood Homes Corporation

     The above report of the Compensation and Stock Option Committees and the Stock Performance Graph will not be deemed to be soliciting material or to be filed with or incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporated such report or graph by reference.

 2.  PROPOSED CHANGE OF THE CORPORATION'S NAME TO DEGEORGE FINANCIAL CORPORATION

     By unanimous written consent dated as of October 1, 1996, the Board of Directors approved, and recommended to the stockholders of the Company that they approve, an amendment to the Company's Restated Certificate of Incorporation which would amend Article I thereof to change the name of the Company to "DeGeorge Financial Corporation".

     The name "Miles Homes, Inc." dates from the time in the 1940's when the company was started as a side business of a lumber yard owned by one Miles Fitterman and pre-dates by many years the involvement of Mr. Peter R. DeGeorge with the Company. The Board has concluded that the name "Miles Homes, Inc." is associated with a certain limited and regional segment of the housing business and thus potentially limits the ability of the Company to pursue opportunities in other segments of the housing business or other businesses. The Company's business has evolved from a local business catering primarily to a "do-it-yourself" customer to a more national business providing access to a home through the provision of financial and other services. The name "DeGeorge Financial Corporation" better enables the Company to expand and diversify its business, as well as to capitalize on the advantages provided by Mr. DeGeorge's major role in the Company. The Board believes that having his name on the door, so to speak, as well as having a substantial portion of his net worth invested in a majority stake in the Company, will further motivate Mr. DeGeorge to maximize stockholder value to the benefit of himself and all stockholders.

     The principal subsidiaries of the Company will soon be operating under the "DeGeorge" banner. Miles Homes Services, Inc. will change its name to "DeGeorge Home Alliance, Inc.". Operations in Florida are already operating under the name "DeGeorge Homes of Florida, Inc." and construction in Connecticut uses the name "DeGeorge Homes of New England, Inc.". The proposed new corporate name should enable the Company's various operating units to become publicly identified as part of a single, larger diversified enterprise. The Board believes that it is time to adopt a new name for the parent company so that national advertising and promotional dollars can be used to promote a single identity for all of the Company's regional businesses. Such a corporate name will unify the various operating companies under one banner and allow the Company's strength to be more readily attributable to all of the operating units within the organization. The Company has also adopted a new logo. This new dynamic logo will replace the old Miles Homes logo in all of the Company's promotional materials.

     The change of name will not affect in any way the validity or transferability of stock certificates currently outstanding, the capital structure of the Company or the listing of any of its securities on NASDAQ, although a new stock ticker symbol will be adopted to reflect the Company's new name. Current stockholders will not be required to exchange any certificates currently held by them. The form of the proposed Amendment is set forth in Exhibit A to this Proxy Statement.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the amendment to the Company's Restated Certificate of Incorporation. If the amendment is approved by the stockholders, the amendment will become effective upon filing with the Secretary of State of the State of Delaware, which filing would take place promptly after the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

     BNC, the principal stockholder of the Company, Mr. Peter R. DeGeorge, the Company's Chairman of the Board and Chief Executive Officer, Herbert L. Getzler, Vice Chairman of the Company and James G. Einloth, General Manager of DeGeorge/Florida, taken together, own or otherwise have the power to vote a sufficient number of shares of Common Stock to approve the proposal to adopt the Amendment without the affirmative vote of any other stockholders of the Company, and intend to vote such shares of Common Stock in favor of the proposal to adopt the Amendment.

                   3. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Price Waterhouse LLP ("Price Waterhouse"), independent public accountants, as the auditors of the Company for the fiscal year ending December 31, 1996, subject to the ratification of such appointment by stockholders at the Annual Meeting. Price Waterhouse has audited the Company's financial statements since the Company's purchase of Services and Plymouth in June 1988.

     If the foregoing appointment of Price Waterhouse is not ratified by stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 1997 Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of Price Waterhouse is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF THE FIRM OF PRICE WATERHOUSE.

          BNC, the principal stockholder of the Company, Mr. Peter R. DeGeorge, the Company's Chairman of the Board and Chief Executive Officer, Herbert L. Getzler, President of the Company and James G. Einloth, General Manager of DeGeorge/Florida, taken together, own or otherwise have the power to vote a sufficient number of shares of Common Stock to ratify the appointment of Price Waterhouse without the affirmative vote of any other stockholders of the Company, and intend to vote such shares of Common Stock in favor of the proposal to ratify the appointment of Price Waterhouse.

                                     GENERAL

OTHER MATTERS

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting to which this Proxy Statement relates other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

     The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Commission, has been mailed (without Exhibits) to stockholders. Such Annual Report lists all the Exhibits thereto and the Company will furnish any such Exhibit to a stockholder without charge upon such stockholder's written request.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefor) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     Each holder of Common Stock who does not expect to be present at the Annual Meeting, or who plans to attend but who does not wish to vote in person, is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

STOCKHOLDER PROPOSALS

     If any stockholder of the Company intends to present a proposal for consideration at the 1997 Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 99 Realty Drive, Cheshire, Connecticut 06410, Attention: Jonathan K. Dodge, not later than January 31, 1997.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, FILED BY THE COMPANY WITH THE COMMISSION, WILL BE FURNISHED, WITHOUT EXHIBITS, WITHOUT CHARGE TO ANY PERSON REQUESTING A COPY THEREOF IN WRITING AND STATING THAT SUCH PERSON IS A BENEFICIAL HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY ON THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO MILES HOMES, INC., 99 REALTY DRIVE, CHESHIRE, CONNECTICUT 06410. ATTENTION: JONATHAN K. DODGE.

                              By Order of the Board of Directors



                              JONATHAN K. DODGE

                              Secretary

EXHIBIT A
                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION
                                    OF
                             MILES HOMES, INC.

     Miles Homes, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, by unanimous written consent, adopted a resolution in substantially the following form:

               RESOLVED, that the Board of Directors of the Corporation hereby declares it advisable and in the best interest of the Corporation that Article FIRST of the Certificate of Incorporation of the Corporation be amended to read as follows:

               FIRST:  The name of the corporation is
          DeGeorge Financial Corporation.

     SECOND: That said amendment has been consented to and authorized by written consent of stockholders holding a majority of the stock of the Corporation issued and outstanding and entitled to vote given in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware and that written notice has been provided to non-consenting stockholders in accordance with said Section 228.

     THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Peter R. DeGeorge, its Chief
Executive Officer, and attested to by Jonathan K. Dodge, its Secretary, this ____ day of November, 1996.



                                        -----------------------
                                        Peter R. DeGeorge
                                        Chief Executive Officer

Attested by:


--------------------
Jonathan K. Dodge
Secretary

                                MILES HOMES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           Annual Meeting of Stockholders, Thursday, November 7, 1996

     The undersigned stockholder of MILES HOMES, INC., a Delaware corporation, hereby appoints Herbert L. Getzler and Jonathan K. Dodge, or either of them, voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of Miles Homes, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the H"tel Plaza Athenee, 37 East 64th Street, New York, New York 10021 on Thursday, November 7, 1996, at 10:30 a.m. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2 AND NO.
3. THE PROXIES ARE AUTHORIZED TO VOTE AS THEY MAY DETERMINE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

               PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND
                   RETURN PROMPTLY USING THE ENCLOSED ENVELOPE

                                SEE REVERSE SIDE

/X/ Please make votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2 AND NO. 3.

1. Election of the following Nominees as Directors: Herbert L. Getzler, P. Peter Pascali and James G. Einloth

     / /  FOR ALL NOMINEES         / /  WITHHELD FROM ALL NOMINEES

     / /
        --------------------------------------
         To withhold authority to vote for any
         individual nominee, write the nominee's
         name above

2. To amend the Company's Certificate of Incorporation to change the name of the Company from "Miles Homes, Inc." to "DeGeorge Financial Corporation".

     / /  FOR       / /  AGAINST        / /  ABSTAIN

3. To ratify the appointment of Price Waterhouse LLP as auditors for the fiscal year ending December 31, 1996.

     / /  FOR       / /  AGAINST        / /  ABSTAIN

4. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

                              / /  Mark here for address change
                                   and note at left

                         When shares are held in name of joint holders, each should sign. When signing as attorney, executor, trustee, guardian, etc., please so indicate. If a corporation, please sign in full corporate name by an authorized officer. If partnership, please sign in partnership name by an authorized person.


Please sign your
name exactly as
it appears above.   Signature:                      Date:
                              ---------------------      --------


                    Signature:                      Date:
                              ---------------------      --------


                                       37